Exhibit 23(ii)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



      We  consent  to  the  incorporation  by  reference  in  this  Registration
Statement of The Stride Rite Corporation, on Form S-8 of our report dated January 5, 1996, on our audits of the consolidated financial statements and financial statement schedules of The Stride Rite Corporation as of December 1, 1995 and December 2, 1994, and for the years ended December 1, 1995, December 2, 1994 and December 3, 1993, which report is included in its Annual Report on Form 10-K.




                                          /s/ Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
October 24, 1996


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